Exhibit 99.1
CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
November 27, 2009
Board of Directors
OXiGENE, Inc.
701 Gateway Boulevard, Suite 210
South San Francisco, CA 94080
          Re: Registration Statement on Form S-4 of OXiGENE, Inc. (the “Company”)
Dear Members of the Board:
          Reference is made to our opinion letter (“opinion”), dated October 14, 2009.
          Our opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.
          In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “SUMMARY — Opinion of Houlihan Lokey”, “THE MERGER — Background of the Merger”, “THE MERGER — OXiGENE Reasons for the Merger” and “THE MERGER - Opinion of Houlihan Lokey” and to the inclusion of our opinion in the joint proxy statement/prospectus included in the Registration Statement, appearing as Annex B to such joint proxy statement/prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent.
          In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.